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                                                                   EXHIBIT 10.22


                         JOHN PIDORENKO CONSULTING AGREEMENT


    This CONSULTING AGREEMENT (this "Agreement") is entered into this 13th of July, 1995 by and between MPTV, INC., a Nevada corporation having an office at 3 Civic Plaza, Suite 110, Newport Beach, California 92660 (hereinafter "MPTV and JOHN PIDORENKO (hereinafter "Consultant"), having an address at 3607 VENTURA DRIVE, LAKELAND, FL 33811 (813-390-6606)

                                      WITNESSETH

    WHEREAS, MPTV is a public corporation engaged in the operation of various business enterprises, including but not limited to the marketing and sale of timeshare interests, and is in need of consulting in the form of timeshare marketing assistance;

    WHEREAS, Consultant is engaged in consulting of this nature and Consultant is interested in providing MPTV with consulting services; and

    WHEREAS, MPTV wishes to engage Consultant to provide such services.

    NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings herein contained, the parties agree as follows:

    1. MPTV agrees to retain Consultant as an independent contractor, and not as an employee to MPTV, to provide consulting with respect to the marketing of timeshare interests, including but not limited to the providing to MPTV of lists of qualified prospective purchasers of timeshare interests, for a period of one
(1) year commencing with the effective date of this Agreement, unless terminated earlier in accordance with the terms of this Agreement.

    2. It is understood and agreed that Consultant shall render such consulting services as requested by MPTV in all areas of marketing of timeshare interests, including without limitation: (i) preparation and dissemination of communications to prospective timeshare purchasers and (ii) provision of promotional material regarding MPTV to timeshare interest brokers. Further duties of Consultant include:

         (a) Consultant shall only distribute materials that have been approved by MPTV prior to distribution.

         (b) Consultant may employ sub-contractors to assist in his duties; however, Consultant will be held responsible for all materials distributed.

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         (c)  Consultant hereby agrees that he or his subcontractors will not distribute misleading information, make false statements or in any way deviate from standard practices as it relates to information distributed under the laws and regulations of the United States or State securities laws. Consultant hereby represents that he is familiar with the laws, rules and regulations and will conduct his efforts within the guidelines of those rules and laws.

         (d) Consultant shall be responsible for all costs associated with his efforts. MPTV acknowledges that substantial costs will be incurred by Consultant with respect to travel, telephone, postage and shipping.

         (e) MPTV realizes that the results of such efforts are difficult to measure, therefore, representatives of MPTV and Consultant will meet on a monthly basis to evaluate Consultant's efforts. Consultant agrees to furnish copies of all promotional materials used in relation to his efforts for MPTV.

         (f) Consultant understands and agrees that any deviation from the accepted practices as it relates to promotion for a public company, and misrepresentation or mailing of false or misleading information regarding MPTV will be grounds for immediate termination of this Agreement.

    3. In partial consideration for the services to be performed by Consultant under this Agreement, MPTV hereby grants to Consultant Warrants to purchase that number of shares of MPTV Common Stock with an aggregate value (as determined in that certain Warrant Agreement attached hereto as Exhibit "A") of up to $1,000,000. The terms and conditions of said Warrants shall be as set forth in the Warrant Agreement.

    4. The parties intend that Consultant will be an independent contractor and not an employee of MPTV. Therefore, none of the benefits that may be provided by MPTV to its employees, including but not limited to worker's compensation insurance, unemployment insurance or fringe benefits, shall be available from MPTV to Consultant. Further, MPTV and Consultant each understand that it shall be Consultant's responsibility to provided for all unemployment and other terms, including withholding and social security, and all estimated terms, business licenses and insurance (including but not limited to workers' compensation insurance and public liability insurance) arising out of or relating to this Agreement. Consultant hereby assumes all risks, burdens and liabilities associated with his status as an independent contractor, including and not limited to liability to third parties for the acts of his employees and agents which but for this status might otherwise be attributable to MPTV and/or covered by MPTV's insurance carriers. In furtherance of the foregoing, Consultant agrees that he will not assert or claim that he is not an

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independent contractor, and will in good faith defend his status as such.

    5. Any notices or other communications or documents to be given or permitted hereunder to any party shall be mailed first class, postage prepaid, and if to MPTV addressed to:

                                      MPTV, INC.
                               3 Civic Plaza, Suite 210
                           Newport Beach, California 92660

and if to Consultant, addressed to:

                   John Pidorenko
                   3607 Ventura Drive
                   Lakeland, FL 33811
                   (813-390-6606)

    6. In the event any one or more of the provisions contained in this Agreement shall, for any reasons, be expressly held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

    7. This Agreement shall be binding on Consultant's heirs, legal representatives and assigns, and shall insure to the benefit of any successors and assigns of MPTV.

    8. Any waiver of a right under or breach of a provision of this Agreements shall not be a waiver of any other rights or subsequent breach of the same or other provisions of this Agreement.

    9. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

    10. This Agreement supersedes all previous agreements between the parties with respect to the subject matter hereof. This Agreement constitutes the entire agreement between the parties hereto and there are no understandings, representations or warranties of any kind whatsoever except as herein set forth.

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    IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate to be affective as of the date written above.

MPTV, INC.

By:  /s/ James C.  Vellama        By:  /s/ John Pidorenko
    -----------------------            -----------------------
    JAMES C. VELLAMA                   JOHN PIDORENKO   DATE
  Chief Executive Officer